Exhibit 99.1

For Immediate Release
March 22, 2024

Star Equity Holdings, Inc. Announces 2023 Fourth Quarter and Full Year Financial Results
Ended 2023 with cash and cash equivalents of $18.9 million
Generated positive cash flow from operations of $2.7 million in 2023

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the fourth quarter (Q4) and fiscal year (FY) ended December 31, 2023. All 2023 and 2022 amounts in this release are unaudited.
Following the sale of our Digirad Health business on May 4, 2023, all financial results for the 2023 and 2022 reporting periods, unless stated otherwise, relate to continuing operations, which currently include two divisions: Construction and Investments.
Q4 2023 Financial Highlights vs. Q4 2022 (unaudited)
•Revenues decreased by 19.8% to $14.1 million from $17.6 million.
•Gross profit decreased by 47.0% to $2.9 million from $5.4 million.
•Net income from continuing operations was $1.8 million (or $0.11 income per basic and diluted share) compared to net income from continuing operations of $0.9 million (or $0.06 income per basic and diluted share).
•Non-GAAP adjusted net loss from continuing operations was $0.4 million (or $0.02 loss per basic and diluted share), as compared to adjusted net income of $0.5 million (or $0.03 income per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was a loss of $0.1 million versus a gain of $0.9 million.
FY 2023 Financial Highlights vs. FY 2022 (unaudited)
•Revenues decreased by 19.9% to $45.8 million from $57.1 million.
•Gross profit decreased by 3.6% to $11.9 million from $12.4 million.
•     Net loss from continuing operations was $1.9 million (or $0.12 loss per basic and diluted share) compared to a net loss from continuing operations of $5.8 million (or $0.40 loss per basic and $0.39 loss per diluted share).
• Non-GAAP adjusted net loss from continuing operations was $1.5 million (or $0.10 loss per basic and diluted share) compared to net loss of $2.5 million (or $0.17 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was a loss of $0.2 million compared to a loss of $0.1 million.
•As of December 31, 2023, cash and cash equivalents increased to $18.9 million versus $4.5 million at December 31, 2022.
•Generated a positive cash inflow from continuing operations of $2.7 million versus an outflow of $3.9 million.
•Debt decreased to $2.0 million at December 31, 2023 from $3.4 million at December 31, 2022.
Rick Coleman, Chief Executive Officer, noted, “In the fourth quarter of 2023, Construction revenue and gross profit declined versus the fourth quarter of 2022. However, for the full year 2023, we significantly improved Construction gross margins from 21.6% to 26.0% due to strong pricing discipline and an improved business mix. Credit tightening in the second half of 2023 caused delays in some commercial projects pushing revenue into 2024. However, single-family residential activity and our overall backlog and sales pipeline remained robust due to our focus on select niche markets where we’ve built significant expertise and a strong reputation.”
Mr. Coleman continued, “In addition, we closed the accretive Big Lake Lumber bolt-on acquisition in the fourth quarter and have integrated it into our Glenbrook operation. During the coming quarters we will continue to evaluate Construction division acquisition opportunities to augment our organic growth strategy, and will also explore potential acquisitions in new industries, and opportunities in our Investments division.”

Revenues
The Company’s Q4 2023 revenues decreased 19.8% to $14.1 million from $17.6 million in the fourth quarter of the prior year due primarily to Construction division project delays.

Revenues in $ thousands (Unaudited)	Q4 2023	Q4 2022	% change	FY 2023	FY 2022	% change
Construction	$14,111	$17,605	(19.8)%	$45,785	$57,149	(19.9)%
Investments	159	158	0.6%	564	633	(10.9)%
Intersegment elimination	(159)	(158)	0.6%	(564)	(633)	—%
Total Revenues	$14,111	$17,605	(19.8)%	$45,785	$57,149	(19.9)%
Construction Q4 2023 and FY 2023 revenues decreased 19.8% and 19.9%, respectively, versus the prior year periods. The decrease in revenues reflects lower revenues at KBS and EBGL related to slower business activity due to economic headwinds such as higher interest rates. We believe these economic effects are temporary and our backlog and sales pipeline remain strong.
Gross Profit
The Company’s consolidated Q4 2023 gross profit decreased 47.0% to $2.9 million from $5.4 million in the fourth quarter of the prior year due to lower revenues in the Construction division.

Gross profit (loss) in thousands (Unaudited)	Q4 2023	Q4 2022	% change	FY 2023	FY 2022	% change
Construction	$2,913	$5,457	(46.6)%	$12,154	$12,660	(4.0)%
Construction gross margin	20.6%	31.0%	(33.5)%	26.5%	22.2%	19.4%
Investments	100	90	11.1%	336	343	(2.0)%
Intersegment elimination	(159)	(159)	—%	(564)	(633)	(10.9)%
Total gross profit	$2,854	$5,388	(47.0)%	$11,926	$12,370	(3.6)%
Total gross margin	20.2%	30.6%	(34.0)%	26.0%	21.6%	20.4%
Construction Q4 2023 gross profit decreased 46.6% versus Q4 2022 due to lower revenue. FY 2023 Construction gross profit decreased 4.0% from the prior year period also due to lower revenue. However, we have significantly increased prices to offset higher input costs and have seen an improvement in our gross margin percentage in 2023. Our backlog and sales pipeline remain strong despite economic headwinds.
Operating Expenses
Q4 2023 sales, general and administrative (SG&A) expenses decreased $1.0 million versus Q4 2022. SG&A expenses as a percentage of revenue decreased in Q4 2023 to 22.8% versus 23.9% in Q4 2022. FY 2023 SG&A expenses increased $0.3 million or 2.4%, versus the prior year, primarily due to increased legal and outside services expenses related to the sale of Digirad Health, the acquisition of Big Lake Lumber, and our Investments division-related activities. SG&A expenses as a percentage of revenue increased in FY 2023 to 31.8% versus 24.8% in FY 2022 as operating expenses were higher on a lower revenue base.
Net Income/Loss
Q4 2023 net income from continuing operations was $1.8 million, or $0.11 income per basic and diluted share, compared to net income from continuing operations of $0.9 million, or $0.06 income per basic and diluted share, in the same period of the prior year. Q4 2023 non-GAAP adjusted net loss from continuing operations was $0.4 million, or $0.02 loss per basic and diluted share, compared to adjusted non-GAAP net income from continuing operations of $0.5 million, or $0.03 income per basic and diluted share, in the same period of the prior year.
FY 2023 net loss from continuing operations was $1.9 million, or $0.12 loss per basic and diluted share, compared to a net loss from continuing operations of $5.8 million, or $0.40 loss per basic and diluted share in FY 2022. FY 2023 non-GAAP adjusted net loss from continuing operations was $1.5 million, or $0.10 loss per basic and diluted share, compared to an adjusted non-GAAP net loss from continuing operations of $2.5 million, or $0.17 loss per basic and diluted share in the prior year.
Non-GAAP adjusted EBITDA
Q4 2023 non-GAAP adjusted EBITDA decreased to a loss of $0.1 million from a gain of $0.9 million in the same quarter of the prior year due to decreased gross profit at our Construction division. FY 2023 non-GAAP adjusted EBITDA decreased to a loss of $0.2 million, compared to a loss of $0.1 million in FY 2022, primarily due to decreased gross profit at our Construction division resulting from slower business activity, which we believe is temporary.

Operating Cash Flow
Q4 2023 cash flow from consolidated operations was an inflow of $0.0 million, compared to an outflow of $3.6 million for the same period in the prior year. FY 2023 cash flow from operations was an inflow of $2.7 million, compared to an outflow of $3.9 million for FY 2022. The improvement in cash flow from operating activities is attributable to strong collections at our Construction division and lower cash expenditure for working capital.
Preferred Stock
In each quarter of 2023, the Company’s Board of Directors declared and paid a cash dividend of $0.25 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, representing $1.00 per share on an annual basis.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on March 22, 2024 to discuss the results and management’s outlook. The call may be accessed by dialing (833)-630-1956 (USA & Canada) or (412) 317-1837 (international), five minutes prior to the scheduled start time and referencing Star. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.
Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, transaction costs, financing costs, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2024.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with two divisions: Construction and Investments. Prior to the May 4, 2023 sale of Digirad Health, Star Equity Holdings had three divisions: Healthcare, Construction, and Investments.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.
Healthcare
Our Healthcare division, which operated as Digirad Health until the sale of Digirad Health on May 4, 2023, provided products and services in the area of nuclear medical imaging with a focus on cardiac health.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2023	2022	2023		2022
Revenues:
Construction	$14,111	$17,605	$45,785		$57,149
Investments	—	—	—		—
Total revenues	14,111	17,605	45,785		57,149

Cost of revenues:
Construction	11,198	12,148	33,631		44,489
Investments	59	69	228		290
Total cost of revenues	11,257	12,217	33,859		44,779

Gross profit	2,854	5,388	11,926		12,370

Operating expenses:
Selling, general and administrative	3,211	4,214	14,538		14,195
Amortization of intangible assets	444	429	1,734		1,719
Total operating expenses	3,655	4,643	16,272		15,914

Income (loss) from continuing operations	(801)	745	(4,346)		(3,544)

Other income (expense):
Other income (expense)	1,358	(179)	852		(1,336)
Interest income (expense), net	404	(164)	973		(564)
Total other (expense) income, net	1,762	(343)	1,825		(1,900)

Income (loss) from continuing operations before income taxes	961	402	(2,521)		(5,444)
Income tax benefit (provision)	847	478	614		(383)
Income (loss) from continuing operations, net of income taxes	1,808	880	(1,907)		(5,827)
Income (loss) from discontinued operations, net of income taxes	(80)	1,029	27,039		575
Net income (loss)	1,728	1,909	25,132		(5,252)
Deemed dividend on Series A cumulative perpetual preferred stock	(479)	(479)	(1,916)		(1,916)
Net income (loss) attributable to common shareholders	$1,249	$1,430	$23,216		$(7,168)

Net income (loss) per share
Net income (loss) per share, continuing operations
Basic*	$0.11	$0.06	$(0.12)		$(0.40)
Diluted	$0.11	$0.06	$(0.12)		$(0.39)
Net income (loss) per share, discontinued operations
Basic*	$(0.01)	$0.07	$1.73		$0.04
Diluted	$(0.01)	$0.07	$1.71		$0.04
Net income (loss) per share
Basic*	$0.11	$0.12	$1.61		$(0.36)
Diluted*	$0.11	$0.12	$1.59		$(0.35)
Net income (loss) per share, attributable to common shareholders
Basic*	$0.08	$0.09	$1.48		$(0.49)
Diluted*	$0.08	$0.09	$1.47		$(0.48)
Weighted-average common shares outstanding
Basic*	15,826	15,483	15,638		14,751
Diluted*	15,874	15,570	15,775	5,085	14,829

Dividends declared per share of Series A perpetual preferred stock	$0.25	$0.25	$1.00		$1.00
*Earnings per share may not add due to rounding

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts and par value)

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$18,326	$4,377
Restricted cash	620	142
Equity securities	4,838	3,490
Lumber derivative contracts	19	—
Accounts receivable, net	6,004	7,975
Note receivable, current portion	399	73
Inventories, net	3,420	4,678
Other current assets	1,180	682
Current assets – discontinued operations	—	17,851
Total current assets	34,806	39,268
Property and equipment, net	7,828	5,665
Operating lease right-of-use assets, net	1,470	1,856
Intangible assets, net	12,518	13,352
Goodwill	4,438	4,438
Cost method investment	6,000	—
Notes receivable	8,427	1,285
Other assets	9	—
Non-current assets – discontinued operations	—	7,438
Total assets	$75,496	$73,302

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,571	$1,447
Accrued liabilities	1,506	462
Accrued compensation	1,772	1,838
Accrued warranty	44	38
Lumber derivative contracts	—	104
Deferred revenue	1,377	1,673
Short-term debt	2,019	3,383
Operating lease liabilities	403	372
Finance lease liabilities	42	82
Current liabilities - discontinued operations	—	18,146
Total current liabilities	8,734	27,545
Deferred tax liabilities	318	470
Operating lease liabilities, net of current portion	1,102	1,510
Finance lease obligation, net of current portion	43	96
Other liabilities	—	—
Non-current liabilities - discontinued operations	—	1,926
Total liabilities	10,197	31,547

Commitments and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at 2023 and 2022. (Liquidation preference: $18,988,390 as of December 31, 2023 and 2022.)	18,988	18,988
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 50,000,000 and 50,000,000 shares authorized; 15,826,217 and 15,177,919 shares issued and outstanding (net of treasury shares) at December 31, 2023 and 2022, respectively	2	1
Treasury stock, at cost; 258,849 shares at December 31, 2023 and 2022, respectively	(5,728)	(5,728)
Additional paid-in capital	160,126	161,715

Accumulated deficit	(108,089)	(133,221)
Total stockholders’ equity	$65,299	41,755
Total liabilities and stockholders’ equity	$75,496	$73,302

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income (loss) from continuing operations	$1,808	$880	$(1,907)	$(5,827)
Acquired intangible amortization	444	429	1,734	1,719
Unrealized (gain) loss on equity securities (1)	(109)	59	(85)	893
Unrealized (gain) loss on lumber derivatives (2)	(113)	(530)	(123)	768
Severance and retention costs (3)	—	2	—	5
Transaction costs related to sale (4)	80	—	1,361	—
Transaction costs related to mergers and acquisitions (5)	86	—	103	—
Loss (Gain) on sale of assets	—	—	(386)	—
Financing costs (6)	8	122	159	446
One time credits (7)	(576)	—	(576)	—
Bargain purchase gain (8)	(1,170)	—	(1,170)	—
Income tax expense	(846)	(478)	(614)	(478)
Non-GAAP adjusted net income (loss) from continuing operations	$(388)	$484	$(1,504)	$(2,474)

Net income (loss) per basic share from continuing operations	$0.11	$0.06	$(0.12)	$(0.40)
Acquired intangible amortization	0.03	0.03	0.11	0.12
Unrealized (gain) loss on equity securities (1)	(0.01)	—	(0.01)	0.06
Unrealized (gain) loss on lumber derivatives (2)	(0.01)	(0.03)	(0.01)	0.05
Severance and retention costs (3)	—	—	—	—
Transaction costs related to sale (4)	0.01	—	0.09	—
Transaction costs related to mergers and acquisitions (5)	0.01	—	0.01	—
Loss (Gain) on sale of assets	—	—	(0.02)	—
Financing costs (6)	—	0.01	0.01	0.03
One time credits (7)	(0.04)	—	(0.04)	—
Bargain purchase gain (8)	(0.07)	—	(0.07)	—
Income tax expense	(0.05)	(0.03)	(0.04)	(0.03)
Non-GAAP adjusted net income (loss) per basic share from continuing operations (9)	$(0.02)	$0.03	$(0.10)	$(0.17)
Non-GAAP adjusted net income (loss) per diluted share from continuing operations (9)	$(0.02)	$0.03	$(0.10)	$(0.17)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)Reflects the severance expense for certain employees
(4)Reflects one time transaction costs related to the sale of the Healthcare Division
(5)Reflects one time transaction costs related to potential mergers and acquisitions.
(6)Reflects financing costs from our credit facilities.
(7)Reflects one time insurance and other credits
(8)Reflects the bargain purchase gain related to the acquisition of Big Lake Lumber
(9)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equate to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For the Three Months Ended December 31, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$771	$1,246	$(209)	$1,808
Depreciation and amortization	540	59	8	607
Interest (income) expense	32	(191)	(246)	(405)
Income tax expense	(289)	—	(557)	(846)
EBITDA from continuing operations	1,054	1,114	(1,004)	1,164

Unrealized (gain) loss on equity securities (1)	—	(109)	—	(109)
Unrealized (gain) loss on lumber derivatives (2)	(113)	—	—	(113)
Interest income (3)	—	444	—	444
Stock-based compensation	14	—	46	60
Transaction costs related to sale (4)	—	—	80	80
Transaction costs related to mergers and acquisitions (5)	65	—	21	86
Loss (Gain) on sale of assets	—	—	—	—
One time credits (6)			(576)	(576)
Financing costs (7)	8	—	—	8
Bargain purchase gain (9)	(345)	(825)	—	(1,170)
Non-GAAP adjusted EBITDA from continuing operations	$683	$624	$(1,433)	$(126)

For the Three Months Ended December 31, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$2,252	$(176)	$(1,196)	$880
Depreciation and amortization	503	69	9	581
Interest (income) expense	147	51	(34)	164
Income tax (benefit) expense	383	—	(861)	(478)
EBITDA from continuing operations	3,285	(56)	(2,082)	1,147

Unrealized (gain) loss on equity securities (1)	—	59	—	59
Unrealized (gain) loss on lumber derivatives (2)	(530)	—	—	(530)
Stock-based compensation	4	—	111	115
Severance and retention costs (7)	—	—	2	2
Financing costs (8)	96	26	—	122
Non-GAAP adjusted EBITDA from continuing operations	$2,855	$29	$(1,969)	$915

For the Twelve Months Ended December 31, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$2,517	$1,424	$(5,848)	$(1,907)
Depreciation and amortization	2,070	228	29	2,327
Interest (income) expense	84	(467)	(591)	(974)
Income tax expense	(288)	—	(326)	(614)
EBITDA from continuing operations	4,383	1,185	(6,736)	(1,168)

Unrealized (gain) loss on equity securities (1)	—	(85)	—	(85)
Unrealized (gain) loss on lumber derivatives (2)	(123)	—	—	(123)
Interest income (3)	—	1,130	—	1,130
Stock-based compensation	32	—	307	339
Transaction costs related to sale (4)	—	—	1,361	1,361
Transaction costs related to mergers and acquisitions (5)	65	—	38	103
Loss (Gain) on sale of assets	—	(386)	—	(386)
One time credits (6)	—	—	(576)	(576)
Write off of lease liabilities	240	—	—	240
Financing costs (8)	142	17	—	159
Bargain purchase gain (9)	(345)	(825)	—	(1,170)
Non-GAAP adjusted EBITDA from continuing operations	$4,394	$1,036	$(5,606)	$(176)

For the Twelve Months Ended December 31, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$2,405	$(970)	$(7,262)	$(5,827)
Depreciation and amortization	1,974	290	9	2,273
Interest (income) expense	416	182	(34)	564
Income tax expense	383	—	—	383
EBITDA from continuing operations	5,178	(498)	(7,287)	(2,607)

Unrealized (gain) loss on equity securities (1)	—	893	—	893
Unrealized (gain) loss on lumber derivatives (2)	768	—	—	768
Stock-based compensation	21	—	411	432
Severance and retention costs (7)	—	—	5	5
Financing costs (8)	355	91	—	446
Non-GAAP adjusted EBITDA from continuing operations	$6,322	$486	$(6,871)	$(63)

(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects one time transaction costs related to the sale of the Healthcare Division.
(5)Reflects one time transaction costs related to potential mergers and acquisitions.
(6)Reflects one time insurance and other credits
(7)Reflects the severance expense for certain employees.
(8)Reflects financing costs from our credit facilities.
(9)Reflects the bargain purchase gain related to the acquisition of Big Lake Lumber

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)

A summary of the Company’s credit facilities and related party notes are as follows (dollars in thousands)

	December 31, 2023		December 31, 2022
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Premier	$2,019	9.25%	$—	—%
Revolving Credit Facility - eCapital EBGL	—	—%	2,592	10.25%
Total Short-term Revolving Credit Facilities	$2,019	9.25%	$2,592	10.25%
eCapital - Star Loan Principal, net	$—	—%	$791	10.50%
Short Term Loan	$—	—%	$791	10.50%
Total Short-term debt	$2,019	9.25%	$3,383	10.31%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue by segment:
Construction	$14,111	$17,605	$45,785	$57,149
Investments	159	158	564	633
Intersegment elimination	(159)	(158)	(564)	(633)
Consolidated revenue	$14,111	$17,605	$45,785	$57,149

Gross profit (loss) by segment:
Construction	$2,913	$5,457	$12,154	$12,660
Investments	100	90	336	343
Intersegment elimination	(159)	(159)	(564)	(633)
Consolidated gross profit	$2,854	$5,388	$11,926	$12,370

Income (loss) from continuing operations by segment:
Construction	$135	$2,879	$2,095	$3,560
Investments	74	(44)	(453)	192
Corporate, eliminations and other	(1,010)	(2,090)	(5,988)	(7,296)
Segment loss from operations	$(801)	$745	$(4,346)	$(3,544)

Depreciation and amortization by segment:
Construction	$540	$503	$2,070	$1,974
Investments	59	69	228	290
Star equity corporate	8	9	29	9
Total depreciation and amortization	$607	$581	$2,327	$2,273